Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ENTERPRISE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-3308902
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

222 Merrimack Street

Lowell, Massachusetts 01852

(978) 459-9000

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Enterprise Bancorp, Inc. 2009 Stock Incentive Plan

(Full title of the plan)

James A. Marcotte

Executive Vice President, Chief Financial Officer

and Treasurer

Enterprise Bancorp, Inc.

222 Merrimack Street

Lowell, Massachusetts 01852

(978) 459-9000

(Name, address, including zip code and telephone number,

 including area code, of agent for service)

with a copy to:

Stephen J. Coukos, Esq.

Chu, Ring & Hazel LLP

241 A Street, Suite 300

Boston, Massachusetts  02210

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	400,000 shares	$10.92	$4,368,000	$243.73

(1)         Includes an indeterminate amount of additional securities that may be issued to adjust the number of shares issued pursuant to the 2009 Stock Incentive Plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Company’s outstanding common stock.

(2)         These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.  The registration fee has been calculated in accordance with Rule 457(h)(1) based upon the average of the high and low prices of the common stock as reported on the Nasdaq Global Market on April 30, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(Not required to be filed as part of this Registration Statement)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, which Enterprise Bancorp, Inc. (the “Registrant” or the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated in this Registration Statement by reference:

•                  Annual Report on Form 10-K for the year ended December 31, 2008; Current Reports on Form 8-K filed on March 26 and May 6, 2009; and Definitive Proxy Statement on Schedule 14A filed on April 2, 2009.

•                  Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on July 16, 1996, which includes a description of the Company’s common stock, and any amendments or reports filed for the purpose of updating such description.

•                  Registration Statement on Form 8-A filed under Section 12 of the Exchange Act on January 11, 2008, which includes a description of the Company’s preferred share purchase rights, and any amendments or reports filed for the purpose of updating such description.

All documents filed with the Commission by the Registrant pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and made a part hereof from the date of filing of such documents.  Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Articles of Organization of the Company provide for the Company’s indemnification of directors against all expenses and liabilities reasonably incurred by or imposed upon a director in connection with any proceeding or threatened proceeding in which the director may become involved by reason of his being or having been a director of the Company, so long as the director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to any criminal proceeding, the director had no reasonable cause to believe that his conduct was unlawful) or he otherwise engaged in conduct for which he cannot be liable under the provisions of the Articles of Organization described below in the third paragraph of this Item 6.

The By-laws of the Company further provide for the indemnification of each director, officer and employee (the latter subject to the discretion of the Company’s Board of Directors) against all expenses and liabilities reasonably incurred by or imposed on such person in connection with any proceeding or threatened proceeding in which such person may become involved by reason of his being or having been a director, officer or employee of the Company or any affiliate of the Company or any other entity at the request or direction of the Company’s Board of Directors, so long as such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to any criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful).  The By-laws of the Company also provide for the following:  (a) if the Company is merged into or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation shall assume the indemnification obligations of the Company under the By-laws with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation; (b) if the By-laws are invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and advance expenses to each indemnitee as to any expenses (including reasonable attorneys’ fees), judgments, fines, liabilities, losses, and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of the By-laws that has not been invalidated and to the fullest extent permitted by applicable law; and (c) if the Massachusetts General Laws are amended after adoption of the Company’s By-laws to expand further the indemnification permitted to an indemnitee, the Company shall indemnify all such persons to the fullest extent permitted by the Massachusetts General Laws, as so amended.

The Articles of Organization of the Company provide that directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any improper distributions under Massachusetts law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Massachusetts Business Corporation Act requires that a corporation organized under the laws of the Commonwealth of Massachusetts, such as the Company, indemnify any director who is wholly successful on the merits or otherwise in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit
Number	Description of Exhibit

5	Opinion of Chu, Ring & Hazel LLP, counsel to Registrant

10	Enterprise Bancorp, Inc. 2009 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on May 6, 2009)

23.1	Consent of KPMG LLP (independent registered public accounting firm)

23.2	Consent of Chu, Ring & Hazel LLP (included in Exhibit 5)

24	Power of Attorney (included on signature pages to this Registration Statement)

Item 9.  Undertakings.

(a)        The Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectuses of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)        The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant’s Articles of Organization and By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Enterprise Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on this 5th day of May, 2009.

ENTERPRISE BANCORP, INC.

By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Chief
Financial Officer and Treasurer

Each person whose signature appears below hereby constitutes and appoints George L. Duncan, Richard W. Main, Arnold S. Lerner, John P. Clancy. Jr. and James A. Marcotte, and each of them acting singly, in place and stead of each such person to file any and all amendments that may be required in connection with this Registration Statement (including all exhibits thereto) and to sign any and all other documents relating thereto, which amendments may make such changes in the Registration Statement as said officer so acting deems advisable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 5th day of May, 2009.

Signature	Title

/s/ John P. Clancy, Jr.	Chief Executive Officer and Director
John P. Clancy, Jr.	(principal executive officer)

/s/ James A. Marcotte	Executive Vice President, Chief
James A. Marcotte	Financial Officer and Treasurer
(principal financial officer)

/s/ Michael K. Sullivan	Vice President and Controller of Enterprise
Michael K. Sullivan	Bank and Trust Company
(principal accounting officer)

/s/ Kenneth S. Ansin	Director
Kenneth S. Ansin

/s/ John R. Clementi	Director
John R. Clementi

/s/ James F. Conway, III	Director
James F. Conway, III

/s/ Carole A. Cowan	Director
Carole A. Cowan

/s/ Nancy L. Donahue	Director
Nancy L. Donahue

/s/ George L. Duncan	Chairman and Director
George L. Duncan

/s/ Lucy A. Flynn	Director
Lucy A. Flynn

/s/ Eric W. Hanson	Director
Eric W. Hanson

/s/ John P. Harrington	Assistant Secretary and Director
John P. Harrington

/s/ Arnold S. Lerner	Vice Chairman and Director
Arnold S. Lerner

/s/ Richard W. Main	President and Director
Richard W. Main

/s/ Michael T. Putziger	Director
Michael T. Putziger

/s/ Carol L. Reid	Director
Carol L. Reid

/s/ Michael A. Spinelli	Secretary and Director
Michael A. Spinelli

/s/ Nickolas Stavropoulos	Director
Nickolas Stavropoulos

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

5	Opinion of Chu, Ring & Hazel LLP, counsel to Registrant

10	Enterprise Bancorp, Inc. 2009 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on May 6, 2009)

23.1	Consent of KPMG (independent registered public accounting firm)

23.2	Consent of Chu, Ring & Hazel LLP (included in Exhibit 5)

24	Power of Attorney (included on signature pages to this Registration Statement)